SUMMARY PROSPECTUS FOR NEW INVESTORS IN

Gold Track Select Variable Annuity Contracts

Issued by

Metropolitan Life Separate Account E of

Metropolitan Life Insurance Company (“MetLife”)

[date]     , 2020

This summary prospectus describes Gold Track Select, a flexible premium variable annuity contract (the “Contract”) issued by Metropolitan Life Insurance Company (the “Company”, “Our”, “Us” or “We”). The Contract is available for use in connection with 401(a) Plans, 401(k) Plans, 403 Plans and 457(b) Plans. This version of the Contract is only available in New York State.

The Contract’s value will vary daily to reflect the investment experience of the Divisions of the Underlying Funds (referred to as “Subaccounts” in Your Contract available through Metropolitan Life Separate Account E) You select and, subject to availability, the interest credited to the Fixed Account. Before you invest, you should also review the prospectus for the Deferred Annuities which contains more information about the Deferred Annuities’ features, benefits, and risks. You can find this document and other information about the Deferred Annuities online at www.metlife.com You can also obtain this information at no cost by calling 1-800-842-9406 or by sending an email request to us through our website at www.metlife.com.

If you are a new investor in the Contract, you may cancel your Contract within 10 days of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract value. You should review this prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.

Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.

IMPORTANT INFORMATION

Beginning on January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of a Portfolio’s shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from us. Instead, the shareholder reports will be made available on www.metlife.com, and you will be notified by mail each time a shareholder report is posted and provided with a website link to access the shareholder report. If you already elected to receive your shareholder report electronically, you will not be affected by this change, and you need not take any action. You may elect to receive shareholder reports and other communications, including Portfolio prospectuses and other information we send you by -calling 1-800-842-9406. If you wish to continue to receive shareholder reports in paper on and after January 1, 2021, we will continue to send you all future reports in paper, free of charge. Please call us at 1-800-842-9406 if you wish to continue receiving paper copies of the Portfolios’ shareholder reports. Your election to receive shareholder reports in paper will apply to all Portfolios available under your Policy.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities authority has approved or disapproved these securities, nor have they determined if this Summary Prospectus or the Prospectus to which it relates is accurate or complete. This Summary Prospectus does not constitute an offering in any jurisdiction where such offering may not lawfully be made. Any representation otherwise is a criminal offense. Interests in the Separate Account and the Fixed Account are not deposits or obligations of, or insured or guaranteed by, the U.S. Government, any bank or other depository institution including the Federal Deposit Insurance Corporation (“FDIC”), the Federal Reserve Board or any other agency or entity or person. We do not authorize any representations about this offering other than as contained in this Summary Prospectus, or the Prospectus to which it relates or its supplements or in our authorized supplemental sales material. We do not guarantee how any of the Portfolios will perform.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE DEFERRED ANNUITY

KEY INFORMATION

	FEES AND EXPENSES			LOCATION IN PROSPECTUS
Charges for Early Withdrawals

If you withdraw money from the Contract within 9 years following your last purchase payment, you will be assessed a contingent deferred sales charge of up to 5% of Contract Value withdrawn. You will also be assessed a contingent deferred sales charge if you apply proceeds from your applications of proceeds to certain payment options prior to the Maturity Date.

For example, if you make an early withdrawal, you could pay a surrender charge of up to $5,000 on a $100,000 investment.

Fee Table
Transaction Charges

In addition to surrender charges, you also may be charged for other transactions such as charges for transferring cash value between Divisions and a premium tax charge.

Loans will be charged an initial set-up fee and a loan maintenance fee. The Account Reduction Loan Initiation Fee is $75.00. The Account Reduction Loan Maintenance Fee is $50.00.

If the Variable Liquidity Benefit is selected, there is a maximum charge of 5% of the amounts withdrawn during the Annuity Period. This charge is not assessed during the accumulation phase.

Fee Table
Ongoing Fees and Expenses (Annual Charges)

Minimum and Maximum Annual Fee Table. The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

Fee Table

	Annual Fee	Maximum	Minimum
	Investment options (Portfolio fees and expenses)	[•]%(1)	[•]%(1)
	Administrative Charge	0.10%(2)	0%(2)
	Mortality and Expense Risk Charge	1.2%(3)	0%(3)

(1)  As a percentage of average daily net assets

(2)  As a percentage of average daily net assets of the Separate Account for allocated Contracts.

(3)  As a percentage of average daily net assets of the Separate Account.

Because your Contract is customizable, the choices you make affect how much you will pay. To help understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add contingent deferred sales charges that substantially increase costs.

	FEES AND EXPENSES		LOCATION IN PROSPECTUS

	Lowest Annual Cost Estimate:	Highest Annual Cost Estimate:
	$[•]	$[•]

Assumes:

•  Investment of $100,000

•  5% annual appreciation

•  Least expensive combination of Portfolio fees and expenses

•  No optional benefits

•  No sales charges

•  No additional purchase payments, transfers or withdrawals

Assumes:

•  Investment of $100,000

•  5% annual appreciation

•  Most expensive combination of optional benefits and Portfolio fees and expenses

•  No sales charges

•  No additional purchase payments, transfers or withdrawals

	RISKS		LOCATION IN PROSPECTUS
Risk of Loss	You can lose money by investing in the Contract.		Principal Risks of Investing in the Contract
Not a Short-Term Investment

This Contract is not a short-term investment and is not appropriate for an investor who needs ready access to cash.

•  Withdrawal charges may apply for up to 9 years following each purchase payment. Withdrawal charges will reduce the value of your Contract if you withdraw money during that time.

•  The benefits of tax deferral and mean that the Contract is more beneficial to investors with a long time horizon.

Principal Risks of Investing in the Contract
Risks Associated with Investment Options

•  An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options available under the Contract (e.g., Portfolios).

•  Each investment option (including any Fixed Account investment option) will have its own unique risks.

•  You should review these investment options before making an investment decision.

Principal Risks of Investing in the Contract
Insurance Company Risks	Contracts are subject to the risks related to Metropolitan Life, including any obligations (including under any Fixed Account investment options), guarantees, and benefits of the Contract are subject to the claims-paying ability of the Metropolitan Life. If Metropolitan Life experiences financial distress, it may not be able to meet its obligations to you. More information about the Company, including its financial strength ratings, is available by visiting www.metlife.com.		Principal Risks of Investing in the Contract

	RESTRICTIONS	LOCATION IN PROSPECTUS
Investments	Although we do not currently charge a fee for transfers of cash value among Divisions or between the Divisions and the Fixed Account, We reserve the right to impose a transfer fee of $10 after the first twelve transfers between Divisions. We reserve the right to add, remove or substitute Portfolios.	Transfers

	TAXES	LOCATION IN PROSPECTUS
Tax Implications

•  You should consult with a tax professional to determine the tax implications of an investment in and purchase payments received under the Contract.

•  There is no additional tax benefit if You purchase the Contract through a tax-qualified plan or individual retirement account (IRA).

•  Earnings on your Contract are taxed at ordinary income tax rates when You withdraw them, and You may have to pay a penalty if You take a withdrawal before age 59 1⁄2.

Federal Tax Considerations

	CONFLICTS OF INTEREST	LOCATION IN PROSPECTUS
Investment Professional Compensation	Your investment professional may receive compensation for selling this Contract to You, both in the form of commissions and because MetLife may share the revenue it earns on this Contract with the professional’s firm. This conflict of interest may influence your investment professional to recommend this Contract over another investment.	Distribution of the Contracts
Exchanges	Some investment professionals may have a financial incentive to offer you a new contract in place of the one you own. You should only exchange your Contract if You determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing Contract.	Contract Exchanges

OVERVIEW OF THE CONTRACT

Purpose of the Contract

The Contract, issued by Metropolitan Life Insurance Company, is intended for retirement savings or other long-term investment purposes. This version of the Contract is only available in New York State.

The Contract provides a death benefit as well as guaranteed payout options. You direct Your payment(s) to one or more of the Divisions and/or to the Fixed Account. Because of exemptive and exclusionary provisions, neither the Fixed Account nor our general account has been registered as an investment company under the Investment Company Act of 1940, as amended (“1940 Act”). We guarantee money directed to the Fixed Account as to principal and interest.

Contract Value allocated to the Fixed Account, interest credited to the Fixed Account and amounts paid under a fixed payment option are subject to Our financial strength and claims paying ability. The Divisions fluctuate with the investment performance of the Underlying Funds and are not guaranteed. You can also lose money in the Divisions.

Phases of the Contract

The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the payout phase (Annuity Period).

(1)	Accumulation (Pay-in) Phase

To help You accumulate assets, You can invest your premium payments in:

•	Portfolios (mutual funds), each of which has its own investment strategies, investment advisers, expense ratios, and returns; and

•	a Fixed Account option, which offers a guaranteed interest rate during a selected period.

A list of Portfolios in which you can invest is provided in the back of this Prospectus. See Appendix A—Portfolio Companies Available Under the Contract.

(2)	Income (Pay-out) Phase

You can elect to annuitize your Contract and turn your Contract value into a stream of income payments (sometimes called annuity payments) from Metropolitan Life, at which time the accumulation phase of the Contract ends. These payments may continue for a fixed period of years, for your entire life, or for the longer of a fixed period or your life. The payments may also be fixed or variable. Variable payments will vary based on the performance of the investment options you select.

Please note that if you annuitize, your investments will be converted to income payments and you may no longer be able to choose to withdraw money at will from your Contract. All benefits (including guaranteed minimum death benefit) terminate upon annuitization.

During the accumulation phase generally, Your pre-tax contributions accumulate on a tax-deferred basis and are taxed as income when You make a withdrawal, presumably when You are in a lower tax bracket. The payout phase occurs when You begin receiving payments from Your Contract. The amount of money You accumulate in Your Contract determines the amount of income (Annuity Payments) You receive during the payout phase.

During the payout phase, You may choose one of a number of Annuity options. You may receive Annuity Payments in the form of a Variable Annuity, a Fixed Annuity or a combination of both. If You elect Variable Annuity Payments, the dollar amount of Your payments may increase or decrease. Once You choose Your Annuity options and begin to receive payments, it cannot be changed.

Contract Features

Gold Track Select provides for variable annuity payments that begin at the Maturity Date, or earlier if you choose to surrender and annuitize. Variable annuity payments fluctuate with the investment results of the Portfolio(s). (See “Annuity Payments.”)

The death benefit applies before the payout phase upon the first death of the Contract Owner, joint owner, or Annuitant. Assuming You are the Annuitant, if You die before You move to the payout phase, the person You have chosen as Your Beneficiary will receive a death benefit. There is no death benefit after the payout phase begins, however, depending on the Annuity option you elect, any remaining guarantee (i.e., cash refund amount or guaranteed Annuity Payments) will be paid to your beneficiary (see “Death Proceeds After the Maturity Date” for more information). The death benefit paid depends on Your age at the time of Your death. We calculate the death benefit value at the close of the business day on which Our Home Office receives Due Proof of Death. Any amount paid will be reduced by any applicable Premium Tax, outstanding loans or surrenders not previously deducted. (Please refer to the “Death Benefit” section of the prospectus for more details.

We administer loan programs made available through Plans or group arrangements on an account reduction basis for certain Contracts.

Accessing Your Money

Until you annuitize, you have full access to your money. You can choose to withdraw your Contract value at any time (although if you withdraw early, you may have to pay a Withdrawal Charge and/or income taxes, including a tax penalty if you are younger than age 59 1⁄2).

Tax Treatment

You can transfer money between investment options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only when: (1) you make a withdrawal; (2) you receive an income payment from the Contract; or (3) upon payment of a death benefit.

Death Benefits

Your Contract includes a basic death benefit that will pay your designated beneficiaries the Contract value at the time of your death. You can purchase additional death benefits for an additional fee. These additional provisions may increase the amount of money payable to your designated beneficiaries upon your death.

Additional Features and Dollar Cost Averaging

At no additional charge, you may select from among two additional features to help you manage your money based on your risk tolerance and savings goals. At no additional charge, you may select dollar cost averaging, which automatically transfers a specific amount of money from the fixed account to the investment options you have selected, at set intervals over a specific period of time.

Income (pay-out) phase. The amount payable upon your death is based on the payout option you select (e.g., income for a guaranteed period or lifetime payments).

Buying the Contract

The Contract is currently available for use in connection with qualified retirement Plans (which include Contracts qualifying under Section 401, 403, or 457(b) of the Code). Purchase of this Contract through a Plan does not provide any additional tax deferral benefits beyond those provided by the Plan. Accordingly, if You are purchasing this Contract through a Plan, You should consider purchasing the Contract for its death benefit, Annuity option benefits or other non-tax related benefits.

Purchase Payments

Your purchase payments will be invested in the investment options that you choose.

The minimum Purchase Payment allowed is an average of $1,000 annually per individual Certificate, or $10,000 annually per group Contract. The maximum total purchase payments for the Contract is $3,000,000 without prior approval.

Premium payments received before the close of the NYSE (typically 4:00 PM EST), we be credited that day. If we receive your purchase payment after the close of the NYSE, your payment will be applied on the next business day.

Tax treatment

You can transfer money between investment options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only when: (1) you make a withdrawal; (2) you receive an income payment from the Contract; or (3) upon payment of a death benefit.

Automated investment strategies

At no additional charge, the Contract offers an automated transfer privilege referred to as dollar cost averaging. Under this feature you may request that a certain amount of your Contract Value be transferred on the same day each month, prior to annuitization, from any one account of your choice to one or more of the other accounts subject to the limitation that You must have a minimum total Contract Value of $5,000 to enroll in the DCA Program. The minimum amount that may be transferred through this program is $400. You may establish pre-authorized transfers of Contract Value from the Fixed Account, subject to certain restrictions. See “Transfers—Dollar Cost Averaging” for more information.

BENEFITS AVAILABLE UNDER THE CONTRACT

The following table summarizes information about the benefits available under the Contract:

Name of Benefit	Purpose	Is Benefit Standard or Optional?	Maximum Fee	Brief Description of Restrictions/Limitations
Basic Death Benefit	The Contract’s Death Proceeds at any time are the greater of: (1) the sum of all purchase payments adjusted for any premium tax, outstanding loan amount, and prior surrenders; or (2) the current Contract Value of the Participant’s Individual Account.	Standard	None	• Withdrawals or loans could significantly reduce the benefit.
Variable Liquidity Benefit	If the Annuitant becomes totally disabled, the rider provides that the Company will make monthly purchase payments under the Contract	Optional	5%(1)	• Available only with the Variable Annuity option “Payments for a Fixed Period of 120, 180 or 240 Months without Life Contingency.”

Name of Benefit	Purpose	Is Benefit Standard or Optional?	Maximum Fee	Brief Description of Restrictions/Limitations
Automated Investment Strategies
	Dollar Cost Averaging. Allows You to invest a fixed amount of money in Divisions each month, theoretically giving You a lower average cost per unit over time than a single one-time purchase.	Optional	None

•  Requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. Potential investors should consider their financial ability to continue purchases through periods of low price levels.

•  The minimum amount that may be transferred through this program is $400.

	Automatic Rebalancing. You may elect to have the Company periodically reallocate the values in Your Contract to match the rebalancing allocation selected.	Optional	None
	Systematic Withdrawal Option. Before the Maturity Date, You can arrange to have money sent to You at set intervals throughout the year.	Optional	None

•  Any applicable income and penalty taxes will apply on amounts withdrawn. Withdrawals in excess of the annual free withdrawal allowance may be subject to a withdrawal charge.

•  To elect systematic withdrawals You must have a Contract Value of at least $5,000

(1)

Upon annuitization, if You have elected the Variable Liquidity Benefit, a maximum charge of 5% of the amounts withdrawn will be assessed. Please refer to the “The Annuity Period” section for a description of this benefit.

BUYING THE CONTRACT

The Contract is currently available for use in connection with qualified retirement Plans (which include Contracts qualifying under Section 401, 403, or 457(b) of the Code). Purchase of this Contract through a Plan does not provide any additional tax deferral benefits beyond those provided by the Plan. Accordingly, if You are purchasing this Contract through a Plan, You should consider purchasing the Contract for its death benefit, Annuity option benefits or other non-tax related benefits.

Purchase Payments

Your purchase payments will be invested in the investment options that you choose.

The minimum Purchase Payment allowed is an average of $1,000 annually per individual Certificate, or $10,000 annually per group Contract. The maximum total purchase payments for the Contract is $3,000,000 without prior approval.

Premium payments received before the close of the NYSE (typically 4:00 PM EST), we be credited that day. If we receive your purchase payment after the close of the NYSE, your payment will be applied on the next business day.

MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT

During the Asset Accumulation (Pay-In) Phase

You can access the money in your Contract by making a withdrawal, which will reduce the value of your Contract (including the amount of the death benefit). You may withdraw all or a portion of the cash value of your Contract (minus applicable Withdrawal Charges and other adjustments, discussed below). However, withdrawing the entire cash value of your Contract will terminate your Contract.

Certain withdrawals may reduce the value of any optional living benefits you elected. Some optional living benefits provide withdrawal options.

Limitations with Taking Money Out of the Contract During the Asset Accumulation (Pay-In) Phase

The following limitations apply:

Withdrawal Charges and taxes	As described above, there may be Withdrawal Charges and tax implications when you take out money.

Negative impact of withdrawal on other benefits and guarantees of your Contract	A partial withdrawal may have a negative impact on certain optional benefits that you may elect. It may reduce the value of or even eliminate certain benefits.

Requesting a Withdrawal

You can request to withdraw all or a portion of the cash value of your Contract (that is your Contract value less any Withdrawal Charges and any prorated Contract fees) on any business day through your financial intermediary, through our by mailing a request to our Home Office. Generally, for withdrawal or surrender requests received before the close of the New York Stock Exchange (typically 4:00 PM EST), we will process your request that day. If we receive your request after the close of the New York Stock Exchange, your request payment will be processed the next business day. We will generally send you the amount withdrawn or surrendered within [•] days.

Accessing Money During the annuity (pay-out) phase

You will receive payments under the annuity payment option you select.

Systematic Withdrawals

The Systematic Withdrawal feature available under the Contracts allows the Contract Owner to have a portion of the Contract Value withdrawn automatically at regularly scheduled intervals prior to annuitization.

Payments upon Death

Accumulation (pay-in) phase. Your Contract includes a basic death benefit for no additional charge. The death benefit paid depends on Your age at the time of Your death. The death benefit is generally equal to the greater of (a) the Contract Value attributable to the Participant under the Contract; or (b) the total Purchase Payments attributable to the Participant under the Contract, less any applicable Premium Tax, minus any outstanding loan amounts and prior surrenders as of the date We receive Due Proof of Death. If any Participant or the Annuitant dies on or after the Maturity Date, the Company will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity or income option then in effect. The value of the basic death benefit may increase (if you make additional purchase payments or your investment performs well) or decrease (if you take withdrawals or your investment options perform poorly). This benefit terminates upon full surrender or annuitization of the Contract.

Income (pay-out) phase. There is no death benefit after the payout phase begins, however, depending on the Annuity option you elect, any remaining guarantee (i.e., cash refund amount or guaranteed Annuity Payments) will be paid to your beneficiary (see “Death Proceeds After the Maturity Date” for more information).

Loan Provision for Certain Tax Benefited Retirement Plans

We administer loan programs made available through Plans or group arrangements on an account reduction basis for certain Contracts. See “Access to Your Money—Account Reduction Loans” for more information.

Tax treatment

You can transfer money between investment options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only when: (1) you make a withdrawal; (2) you receive an income payment from the Contract; or (3) upon payment of a death benefit.

ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected. The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender or make withdrawals from the Contract, or transfer Contract value between investment options. State premium taxes may also be deducted.

Contract Owner Transaction Expenses

Surrender Charge (as a percentage of the amount withdrawn)(1)	Up to 5%
Transfer Fee(2)	$10
Account Reduction Loan Initiation Fee(3)	$75
Account Reduction Loan Maintenance Fee (per loan outstanding)	$50
Variable Liquidity Benefit Charge(4)	Up to 5%

(1)	The withdrawal charge only applies when You make a surrender after beginning to receive Annuity payouts. The charge is as follows.

Contract Year	Withdrawal Charge
0-2	5%
3-4	4%
5-6	3%
7-8	2%
9+	0%

(2)	We do not currently assess the transfer charge
(3)	Loans will be charged an initial set-up fee of $75.00.
(4)

As a percentage of the present value of the remaining Annuity Payments that are surrendered. The interest rate used to calculate this present value is 1% higher than the Assumed (Daily) Net Investment Factor used to calculate the Annuity Payments.

The next table describes the fees and expenses that You will pay periodically during the time that You own the Contract, not including Underlying Fund fees and expenses.

Annual Separate Account Charges

Administrative Charge (as a percentage of average daily net assets of the Separate Account for allocated Contracts)	Up to .10%
Mortality & Expense Risk Charge (as a percentage of average daily net assets of the Separate Account)	Up to 1.20%

Annual Portfolio Company Expenses

Annual Portfolio Company Expenses	Minimum		Maximum
(expenses that are deducted from Portfolio assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)	*	%	*	%

Example

The example is intended to help You compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract Owner Transaction Expenses, Annual Separate Account Charges, and Total Annual Underlying Fund Operating Expenses. The example does not represent past or future expenses. Your actual expenses may be more or less than those shown.

The example assumes that You invest $100,000 in the Contract for the time periods indicated and that Your investment has a 5% return each year. The example reflects the Funding Option Administrative Charge, factoring in that the charge is waived for Contracts over a certain value. Additionally, the example is based on the Minimum and Maximum Total Annual Underlying Fund Operating Expenses shown above, and does not reflect any Underlying Fund fee waivers and/or expense reimbursements.

	If Contract is surrendered at the end of period shown:								If Contract is NOT surrendered or annuitized at the end of period shown:
Funding Option	1 year		3 years		5 years		10 years		1 year		3 years		5 years		10 years
Underlying Fund with Maximum Total Annual Operating Expenses	$	•	$	•	$	•	$	•	$	•	$	•	$	•	$	•
Underlying Fund with Minimum Total Annual Operating Expenses	$	•	$	•	$	•	$	•	$	•	$	•	$	•	$	•

APPENDIX A — PORTFOLIO COMPANIES AVAILABLE UNDER THE CONTRACT

Brighthouse Trust I, Brighthouse Trust II, the Franklin Templeton Variable Insurance Products Trust, Janus Aspen Series, Legg Mason Partners Variable Equity Trust, the Delaware VIP® Trust, the Fidelity® Variable Insurance Products, and the American Funds® and each of their Portfolios are more fully described in their respective prospectuses and SAIs, which can be amended from time to time and can be found online at www.metlife.com. You can also request this information at no cost by calling 1-800-842-9406, by sending an email request to RCG@metlife.com or through your registered representative. You should read these prospectuses carefully before making purchase payments to the Divisions.

The classes of shares available to the Deferred Annuities, all classes except Class A of Brighthouse Trust I, all classes except Class A of Brighthouse Trust II, the Janus Aspen Series, the Fidelity® Variable Insurance Products, the Franklin Templeton Variable Insurance Products Trust, and the American Funds®, each impose a 12b-1 fee.

The current expenses and performance information below reflects fees and expenses of the Portfolios, but does not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these charges were included. Each Portfolio’s past performance is not necessarily an indication of future performance. Depending on the options you choose, you may not be able to invest in certain Portfolios.

The investment choices are listed in alphabetical order below (based upon the Portfolio’s legal names). (See “Portfolio Legal and Marketing Names” below) The Divisions generally offer the opportunity for greater returns over the long term than our Fixed Interest Account. You should understand that each Portfolio incurs its own risk which will be dependent upon the investment decisions made by the respective Portfolio’s investment manager. Furthermore, the name of a Portfolio may not be indicative of all the investments held by the Portfolio. The degree of investment risk You assume will depend on the Divisions You choose. While the Divisions and their comparably named Portfolios may have names, investment objectives and management which are identical or similar to publicly available mutual funds, these Divisions and Portfolios are not those mutual funds. The Portfolios most likely will not have the same performance experience as any publicly available mutual fund. Since your Account Balance or income payments are subject to the risks associated with investing in stocks and bonds, your Account Balance or variable income payments based on amounts allocated to the Divisions may go down as well as up.

The current Portfolios are listed below, along with their investment manager and any sub-investment manager.

Investment Type	Portfolio Company and Adviser/Subadviser	Current Expenses	Average Annual Total Returns
(as of 12/31/2020)
			1-Year	5-Year	10-Year

American Funds Insurance Series® – Class 2

Seeks long-term growth of capital.	American Funds Global Growth Fund Adviser: Capital Research and Management CompanySM	[•]%	[•]%	[•]%	[•]%

Seeks growth of capital.	American Funds Growth Fund Adviser: Capital Research and Management CompanySM	[•]%	[•]%	[•]%	[•]%

Investment Type	Portfolio Company and Adviser/Subadviser	Current Expenses	Average Annual Total Returns
(as of 12/31/2020)
			1-Year	5-Year	10-Year
Seeks long-term growth of capital and income.	American Funds Growth-Income Fund Adviser: Capital Research and Management CompanySM	[•]%	[•]%	[•]%	[•]%

Brighthouse Funds Trust I

Seeks a balance between a high level of current income and growth of capital, with a greater emphasis on growth of capital.	American Funds® Balanced Allocation Portfolio – Class C Adviser: Brighthouse Investment Advisers, LLC	[•]%	[•]%	[•]%	[•]%

Seeks growth of capital.	American Funds® Growth Allocation Portfolio – Class C Adviser: Brighthouse Investment Advisers, LLC	[•]%	[•]%	[•]%	[•]%

Seeks a high total return in the form of income and growth of capital, with a greater emphasis on income.	American Funds® Moderate Allocation Portfolio – Class C Adviser: Brighthouse Investment Advisers, LLC	[•]%	[•]%	[•]%	[•]%

Seeks growth of capital.	Brighthouse Asset Allocation 100 Portfolio Adviser: Brighthouse Investment Advisers, LLC	[•]%	[•]%	[•]%	[•]%

Seeks long-term capital Appreciation.	Brighthouse Small Cap Value Portfolio – Class B Adviser: Brighthouse Investment Advisers, LLC Subadviser: Delaware Investment Funds Advisors; Wells Capital Management, Incorporated	[•]%	[•]%	[•]%	[•]%

Seeks capital appreciation.	Brighthouse/ Aberdeen Emerging Markets Equity Portfolio – Class A Adviser: Brighthouse Investment Advisers, LLC Subadviser: Aberdeen Asset Managers Limited	[•]%	[•]%	[•]%	[•]%

Investment Type	Portfolio Company and Adviser/Subadviser	Current Expenses	Average Annual Total Returns
(as of 12/31/2020)
			1-Year	5-Year	10-Year
Seeks long-term capital appreciation.	Brighthouse/Wellington Large Cap Research Portfolio – Class E Adviser: Brighthouse Investment Advisers, LLC Subadviser: Wellington Management Company LLP	[•]%	[•]%	[•]%	[•]%

Seeks total return through investment in real estate securities, emphasizing both capital appreciation and current income.	Clarion Global Real Estate Portfolio –Class A Adviser: Brighthouse Investment Advisers, LLC Subadviser: CBRE Clarion Securities LLC	[•]%	[•]%	[•]%	[•]%

Seeks long-term capital appreciation.	Harris Oakmark International Portfolio – Class A Adviser: Brighthouse Investment Advisers, LLC Subadviser: Harris Associates L.P.	[•]%	[•]%	[•]%	[•]%

Seeks capital growth and income.	Invesco Comstock Portfolio – Class B Adviser: Brighthouse Investment Advisers, LLC Subadviser: Invesco Advisers, Inc.	[•]%	[•]%	[•]%	[•]%

Seeks capital appreciation.	Invesco Global Equity Portfolio Adviser: Brighthouse Investment Advisers, LLC Subadviser: Invesco Advisers, Inc.	[•]%	[•]%	[•]%	[•]%

Seeks long-term growth of capital.	Invesco Small Cap Growth Portfolio – Class A Adviser: Brighthouse Investment Advisers, LLC Subadviser: Invesco Advisers, Inc.	[•]%	[•]%	[•]%	[•]%

Seeks long-term growth of capital.	JPMorgan Small Cap Value Portfolio – Class A Adviser: Brighthouse Investment Advisers, LLC Subadviser: J.P. Morgan Investment Management Inc.	[•]%	[•]%	[•]%	[•]%

Investment Type	Portfolio Company and Adviser/Subadviser	Current Expenses	Average Annual Total Returns
(as of 12/31/2020)
			1-Year	5-Year	10-Year
Seeks long-term growth of capital.	Loomis Sayles Growth Portfolio – Class B Adviser: Brighthouse Investment Advisers, LLC Subadviser: Loomis, Sayles & Company, L.P.	[•]%	[•]%	[•]%	[•]%

Seeks a balance between growth of capital and current income, with a greater emphasis on growth of capital.	MetLife Multi-Index Targeted Risk Portfolio – Class B Adviser: Brighthouse Investment Advisers, LLC Subadviser: Overlay Portion: MetLife Investment Advisors, LLC	[•]%	[•]%	[•]%	[•]%

Seeks capital appreciation.	MFS® Research International Portfolio – Class B Adviser: Brighthouse Investment Advisers, LLC Subadviser: Massachusetts Financial Services Company	[•]%	[•]%	[•]%	[•]%

Seeks maximum real return, consistent with preservation of capital and prudent investment management.	PIMCO Inflation Protected Bond Portfolio – Class A Adviser: Brighthouse Investment Advisers, LLC Subadviser: Pacific Investment Management Company LLC	[•]%	[•]%	[•]%	[•]%

Seeks maximum total return, consistent with the preservation of capital and prudent investment management.	PIMCO Total Return Portfolio – Class B Adviser: Brighthouse Investment Advisers, LLC Subadviser: Pacific Investment Management Company LLC	[•]%	[•]%	[•]%	[•]%

Seeks capital appreciation and current income.	Schroders Global Multi-Asset Portfolio – Class B Adviser: Brighthouse Investment Advisers, LLC Schroder Investment Management North America Inc.; Schroder Investment Management North America Limited	[•]%	[•]%	[•]%	[•]%

Investment Type	Portfolio Company and Adviser/Subadviser	Current Expenses	Average Annual Total Returns
(as of 12/31/2020)
			1-Year	5-Year	10-Year
Seeks long-term capital appreciation by investing in common stocks believed to be undervalued. Income is a secondary objective.	T. Rowe Price Large Cap Value Portfolio – Class B Adviser: Brighthouse Investment Advisers, LLC Subadviser: T. Rowe Price Associates, Inc.	[•]%	[•]%	[•]%	[•]%

Seeks high total return by investing in equity securities of mid-sized companies.	Victory Sycamore Mid Cap Value Portfolio – Class B Adviser: Brighthouse Investment Advisers, LLC Subadviser: Victory Capital Management Inc.	[•]%	[•]%	[•]%	[•]%

Brighthouse Funds Trust II
Seeks a competitive total return primarily from investing in fixed-income securities.	BlackRock Bond Income Portfolio – Class A Adviser: Brighthouse Investment Advisers, LLC Subadviser: BlackRock Advisors, LLC	[•]%	[•]%	[•]%	[•]%

Seeks long-term growth of capital.	BlackRock Capital Appreciation Portfolio – Class A Adviser: Brighthouse Investment Advisers, LLC Subadviser: BlackRock Advisors, LLC	[•]%	[•]%	[•]%	[•]%

Seeks a high level of current income consistent with preservation of capital.	Brighthouse Ultra Short Term Bond Portfolio – Class A Adviser: Brighthouse Investment Advisers, LLC	[•]%	[•]%	[•]%	[•]%

Seeks a high level of current income, with growth of capital as a secondary objective.	Brighthouse Asset Allocation 20 Portfolio – Class B Adviser: Brighthouse Investment Advisers, LLC	[•]%	[•]%	[•]%	[•]%

Seeks high total return in the form of income and growth of capital, with a greater emphasis on income.	Brighthouse Asset Allocation 40 Portfolio – Class B Adviser: Brighthouse Investment Advisers, LLC	[•]%	[•]%	[•]%	[•]%

Investment Type	Portfolio Company and Adviser/Subadviser	Current Expenses	Average Annual Total Returns
(as of 12/31/2020)
			1-Year	5-Year	10-Year
Seeks a balance between a high level of current income and growth of capital, with a greater emphasis on growth of capital.	Brighthouse Asset Allocation 60 Portfolio – Class B Adviser: Brighthouse Investment Advisers, LLC	[•]%	[•]%	[•]%	[•]%

Seeks growth of capital.	Brighthouse Asset Allocation 80 Portfolio – Class B	[•]%	[•]%	[•]%	[•]%

Seeks long-term capital growth.	Brighthouse/Wellington Balanced Portfolio – Class A Adviser: Brighthouse Investment Advisers, LLC Subadviser: Wellington Management Company LLP	[•]%	[•]%	[•]%	[•]%

Seeks to provide a growing stream of income over time and, secondarily, long-term capital appreciation and current income.	Brighthouse/Wellington Core Equity Opportunities Portfolio – Class A Adviser: Brighthouse Investment Advisers, LLC Subadviser: Wellington Management Company LLP	[•]%	[•]%	[•]%	[•]%

Seeks long-term growth of capital.	Jennison Growth Portfolio – Class A Adviser: Brighthouse Investment Advisers, LLC Subadviser: Jennison Associates LLC	[•]%	[•]%	[•]%	[•]%

Seeks to track the performance of the Bloomberg Barclays U.S. Aggregate Bond Index.	MetLife Aggregate Bond Index Portfolio – Class A Adviser: Brighthouse Investment Advisers, LLC Subadviser: MetLife Investment Advisors, LLC	[•]%	[•]%	[•]%	[•]%

Seeks to track the performance of the Standard & Poor’s MidCap 400® Composite Stock Price Index.	MetLife Mid Cap Stock Index Portfolio – Class G Adviser: Brighthouse Investment Advisers, LLC Subadviser: MetLife Investment Advisors, LLC	[•]%	[•]%	[•]%	[•]%

Investment Type	Portfolio Company and Adviser/Subadviser	Current Expenses	Average Annual Total Returns
(as of 12/31/2020)
			1-Year	5-Year	10-Year
Seeks to track the performance of the MSCI EAFE® Index.	MetLife MSCI EAFE® Index Portfolio – Class A Adviser: Brighthouse Investment Advisers, LLC Subadviser: MetLife Investment Advisors, LLC	[•]%	[•]%	[•]%	[•]%

Seeks to track the performance of the Russell 2000® Index.	MetLife Russell 2000® Index Portfolio – Class A Adviser: Brighthouse Investment Advisers, LLC Subadviser: MetLife Investment Advisors, LLC	[•]%	[•]%	[•]%	[•]%

Seeks to track the performance of the Standard & Poor’s 500® Composite Stock Price Index.	MetLife Stock Index Portfolio – Class A Adviser: Brighthouse Investment Advisers, LLC Subadviser: MetLife Investment Advisors, LLC	[•]%	[•]%	[•]%	[•]%

Seeks a favorable total return through investment in a diversified portfolio.	MFS® Total Return Portfolio – Class F Adviser: Brighthouse Investment Advisers, LLC Subadviser: Massachusetts Financial Services Company	[•]%	[•]%	[•]%	[•]%

Seeks capital appreciation.	MFS® Value Portfolio – Class A Adviser: Brighthouse Investment Advisers, LLC Subadviser: Massachusetts Financial Services Company	[•]%	[•]%	[•]%	[•]%

Seeks capital appreciation.	MFS® Value Portfolio – Class B Adviser: Brighthouse Investment Advisers, LLC Subadviser: Massachusetts Financial Services Company	[•]%	[•]%	[•]%	[•]%

Seeks high total return, consisting principally of capital appreciation.	Neuberger Berman Genesis Portfolio – Class A Adviser: Brighthouse Investment Advisers, LLC Subadviser: Neuberger Berman Investment Advisers LLC	[•]%	[•]%	[•]%	[•]%

Investment Type	Portfolio Company and Adviser/Subadviser	Current Expenses	Average Annual Total Returns
(as of 12/31/2020)
			1-Year	5-Year	10-Year
Seeks long-term growth of capital.	T. Rowe Price Large Cap Growth Portfolio – Class B Adviser: Brighthouse Investment Advisers, LLC Subadviser: T. Rowe Price Associates, Inc.	[•]%	[•]%	[•]%	[•]%

Seeks long-term capital growth.	T. Rowe Price Small Cap Growth Portfolio – Class B Adviser: Brighthouse Investment Advisers, LLC Subadviser: T. Rowe Price Associates, Inc.	[•]%	[•]%	[•]%	[•]%

Seeks to maximize total return consistent with preservation of capital.	Western Asset Management Strategic Bond Opportunities Portfolio – Class A Adviser: Brighthouse Investment Advisers, LLC Subadviser: Western Asset Management Company	[•]%	[•]%	[•]%	[•]%

Seeks to maximize total return consistent with preservation of capital and maintenance of liquidity.	Western Asset Management U.S. Government Portfolio – Class A Adviser: Brighthouse Investment Advisers, LLC Subadviser: Western Asset Management Company	[•]%	[•]%	[•]%	[•]%

Seeks capital appreciation.	Delaware VIP® Trust – Standard Class Delaware VIP® Small Cap Value Series†† Adviser: Delaware Management Company Fidelity Variable Insurance Products – Service Class 2	[•]%	[•]%	[•]%	[•]%

Seeks long-term capital appreciation.	Contrafund® Portfolio Adviser: Fidelity Management & Research Company LLC	[•]%	[•]%	[•]%	[•]%

Seeks high total return with a secondary objective of principal preservation as the fund approaches its target date and beyond.	Fidelity® VIP Funds Freedom 2020 Portfolio Adviser: Fidelity Management & Research Company LLC	[•]%	[•]%	[•]%	[•]%

Investment Type	Portfolio Company and Adviser/Subadviser	Current Expenses	Average Annual Total Returns
(as of 12/31/2020)
			1-Year	5-Year	10-Year
Seeks high total return with a secondary objective of principal preservation as the fund approaches its target date and beyond.	Freedom 2025 Portfolio Adviser: Fidelity Management & Research Company LLC	[•]%	[•]%	[•]%	[•]%

Seeks high total return with a secondary objective of principal preservation as the fund approaches its target date and beyond.	Freedom 2030 Portfolio Adviser: Fidelity Management & Research Company LLC	[•]%	[•]%	[•]%	[•]%

Seeks high total return with a secondary objective of principal preservation as the fund approaches its target date and beyond.	Freedom 2040 Portfolio Adviser: Fidelity Management & Research Company LLC	[•]%	[•]%	[•]%	[•]%

Seeks high total return with a secondary objective of principal preservation as the fund approaches its target date and beyond.	Freedom 2050 Portfolio Adviser: Fidelity Management & Research Company LLC	[•]%	[•]%	[•]%	[•]%

Seeks long-term growth of capital.	Mid Cap Portfolio Adviser: Fidelity Management & Research Company LLC	[•]%	[•]%	[•]%	[•]%

Franklin Templeton Variable Insurance Products Trust – Class 2

Seeks long-term capital appreciation.	Templeton Developing Markets VIP Fund†† Adviser: Templeton Asset Management Ltd.	[•]%	[•]%	[•]%	[•]%

Seeks long-term capital growth.	Templeton Foreign VIP Fund Adviser: Templeton Investment Counsel, LLC	[•]%	[•]%	[•]%	[•]%

Janus Aspen Series – Service Shares

Seeks long-term growth of capital.	Janus Henderson Enterprise Portfolio Adviser: Janus Capital Management LLC	[•]%	[•]%	[•]%	[•]%

Investment Type	Portfolio Company and Adviser/Subadviser	Current Expenses	Average Annual Total Returns
(as of 12/31/2020)
			1-Year	5-Year	10-Year

Legg Mason Partners Variable Equity Trust – Class I

Seeks long-term capital appreciation.

ClearBridge Variable Appreciation Portfolio

Adviser: Legg Mason Partners Fund Advisor, LLC

Subadviser: ClearBridge Investments, LLC (Western Asset Management Company manages the portion of the fund’s cash and short term investments allocated to it)

		[•]%	[•]%	[•]%	[•]%

Seeks dividend income, growth of dividend income and long-term capital appreciation.

ClearBridge Variable Dividend Strategy Portfolio

Adviser: Legg Mason Partners Fund Advisor, LLC

Subadviser: ClearBridge Investments, LLC (Western Asset Management Company manages the portion of the fund’s cash and short term investments allocated to it)

		[•]%	[•]%	[•]%	[•]%

Seeks long-term growth of capital.

ClearBridge Variable Large Cap Growth Portfolio

Adviser: Legg Mason Partners Fund Advisor, LLC

Subadviser: ClearBridge Investments, LLC (Western Asset Management Company manages the portion of the fund’s cash and short term investments allocated to it)

		[•]%	[•]%	[•]%	[•]%

Seeks long-term growth of capital.

ClearBridge Variable Small Cap Growth Portfolio

Adviser: Legg Mason Partners Fund Advisor, LLC

Subadviser: ClearBridge Investments, LLC (Western Asset Management Company manages the portion of the fund’s cash and short term investments allocated to it)

		[•]%	[•]%	[•]%	[•]%

Investment Type	Portfolio Company and Adviser/Subadviser	Current Expenses	Average Annual Total Returns
(as of 12/31/2020)
			1-Year	5-Year	10-Year

Legg Mason Partners Variable Income Trust – Class I

Seeks to maximize total return, consistent with prudent investment management and liquidity needs, by investing to obtain a dollar weighted average effective duration that is normally within 30% of the average duration of the domestic bond market as a whole.

Western Asset Core Plus VIT Portfolio††

Adviser: Legg Mason Partners Fund Advisor, LLC

Subadvisers: Western Asset Management Company, LLC; Western Asset Management Company Limited; Western Asset Management Company Ltd.; Western Asset Management Company Pte Ltd.

		[•]%	[•]%	[•]%	[•]%

Trust for Advised Portfolios

Seeks capital appreciation and retention of net investment income.	1919 Variable Socially Responsive Balanced Fund†† Adviser: 1919 Investment Counsel, LLC	[•]%	[•]%	[•]%	[•]%

††	Closed to new investments except under dollar cost averaging and rebalancing programs in existence at the time of closing.

Certain Underlying Funds have been subject to a change. Please see “Appendix E — Additional Information Regarding the Underlying Funds.”

The Underlying Funds listed below are managed in a way that is intended to minimize volatility of returns (referred to as a “managed volatility strategy”).

(a) MetLife Multi-Index Targeted Risk Portfolio

Stock prices fluctuate, sometimes rapidly and dramatically, due to factors affecting individual companies, particular industries or sectors or general market conditions. Bond prices may fluctuate because they move in the opposite direction of interest rates. Foreign investing carries additional risks such as currency and market volatility. A managed volatility strategy is designed to reduce volatility of returns to the above Underlying Funds from investing in stocks and bonds. This strategy seeks to reduce such volatility by “smoothing” returns, which may result in an Underlying Fund outperforming the general securities market during periods of flat or negative market performance, and underperforming the general securities market during periods of positive market performance. This means that in periods of high market volatility, this managed volatility strategy could limit your participation in market gains; this may conflict with your investment objectives by limiting your ability to maximize potential growth of your Account Value and, in turn, the value of any guaranteed benefit that is tied to investment performance. Other Underlying Funds may offer the potential for higher returns. Please see the Underlying Funds prospectuses for more information in general, as well as more information about the managed volatility strategy.

We do not provide any investment advice and do not recommend or endorse any particular Portfolio. You bear the risk of any decline in the Account Balance of your Deferred Annuity resulting from the performance of the Portfolio You have chosen.

Portfolio Legal Names and Marketing Names

Series Fund/Trust	Legal Names of Portfolio Series	Marketing Name
American Funds Insurance Series®	Global Growth Fund	American Funds Bond Fund
American Funds Insurance Series®	Growth-Income Fund	American Funds Global Small Capitalization Fund
American Funds Insurance Series®	Growth Fund	American Funds Growth-Income Fund
Fidelity® Variable Insurance Products	Contrafund® Portfolio	Fidelity VIP Contrafund® Portfolio
Fidelity® Variable Insurance Products	Mid Cap Portfolio	Fidelity VIP Mid Cap Portfolio

Annuity Contract Legal and Marketing Name

Annuity Contract	Legal Names of Portfolio Series
Registered Fixed Account Option	Fixed Account

Additional Information Regarding the Portfolios

Certain Portfolios and trusts were subject to a name change. The charts below identify the former name and new name of each of these Portfolios, and where applicable, the former name and the new name of the trust of which the Portfolio is a part.

Portfolio Name Changes

The following Portfolios were renamed.

APPENDIX B

Glossary

Accumulation Period—The period before the commencement of Annuity Payments.

Accumulation Unit—An accounting unit of measure used to calculate Contract Values before Annuity Payments begin.

Annuitant—A person on whose life the Maturity Date depends and Annuity Payments are made.

Annuity—Payment of income for a stated period or amount.

Annuity Payments—A series of periodic payments (i) for life; (ii) for life with a minimum number of payments; (iii) for the joint lifetime of the Annuitant and another person, and thereafter during the lifetime of the survivor; or (iv) for a fixed period.

Annuity Period—The period following commencement of Annuity Payments.

Annuity Unit—An accounting unit of measure used to calculate the amount of Annuity Payments.

Beneficiary(ies)—The person(s) or trustee designated to receive any remaining contractual benefits in the event of a Participant’s, Annuitant’s or Contract Owner’s death, as applicable.

Cash Surrender Value—The Contract Value less any amounts deducted upon a withdrawal or surrender, outstanding loans, if available under the Contract, any applicable Premium Taxes or other surrender charges not previously deducted.

Certificate—(If Applicable) the document issued to Participants under a master group Contract. Any reference in this prospectus to the Contract includes the underlying Certificate.

Code—The Internal Revenue Code of 1986, as amended, and all related laws and regulations that are in effect during the term of this Contract.

Company (We, Us, Our)—Metropolitan Life Insurance Company (“MetLife”).

Competing Fund—Any investment option under the Plan, which, in Our opinion, consists primarily of fixed-income securities and/or money market instruments.

Contract—For convenience, means the Contract or Certificate (if applicable). For example, Contract Year also means Certificate Year.

Contract Date—The date on which the Contract is issued. For certain group Contracts, it is the date on which the Contract becomes effective, as shown on the specifications page of the Contract.

Contract Discontinuance—Termination of the Contract by the Contract Owner of the Contract and all Certificates, if any.

Contract Owner—The person named in the Contract (on the specifications page). For certain group Contracts, the Contract Owner is the trustee or other entity which owns the Contract.

Contract Value—the value of the Accumulation Units in Your Account (or a Participant’s Individual Account, if applicable) less any reductions for administrative charges.

Contract Year—Twelve-month periods beginning with the Contract Date, or any anniversary thereof.

DCA Program—Pre-authorized transfer program that allows You to invest a fixed amount of money in the Funding Options on a monthly or quarterly basis.

Death Report Date—The day on which We have received (i) Due Proof of Death and (ii) written payment instructions or election of spousal or Beneficiary Contract continuation in Good Order.

Division or Subaccount—That portion of the assets of a Separate Account that is allocated to a particular Underlying Fund (referred to as Division throughout this Prospectus).

Due Proof of Death—(i) a copy of a certified death certificate; (ii) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; (iii) a written statement by a medical doctor who attended the deceased; or (iv) any other proof satisfactory to Us.

ERISA—The Employee Retirement Income Security Act of 1974, as amended, and all related laws and regulations which are in effect during the term of this Contract.

Excess Plan Contributions—Plan contributions including excess deferrals, excess contributions, excess aggregate contributions, excess annual additions, and excess nondeductible contributions that require correction by the Plan Administrator.

Fixed Account—An account that consists of all of the assets under the Contract other than those in the Separate Account. The Fixed Account is part of the general assets of the Company.

Fixed Annuity—An Annuity payout option with payments which remain fixed as to dollar amount throughout the payment period and which do not vary with the investment experience of a Separate Account.

Good Order—A request or transaction generally is considered in “Good Order” if it complies with Our administrative procedures and the required information is complete and accurate. A request or transaction may be rejected or delayed if not in Good Order. Good Order generally means the actual receipt by us of the instructions relating to the requested transaction in writing (or, when permitted, by telephone or Internet) along with all forms, information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes to the extent applicable to the transaction: your completed application; your contract number; the transaction amount (in dollars or percentage terms); the names and allocations to and/or from the Funding Options affected by the requested transaction; the signatures of all contract Owners (exactly as indicated on the contract), if necessary; Social Security Number or Tax I.D.; and any other information or supporting documentation that we may require, including any spousal or Joint Owner’s consents. With respect to Purchase Payments, Good Order also generally includes receipt by us of sufficient funds to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirement at any time. If You have any questions, You should contact Us or Your sales representative (where applicable) before submitting the form or request.

Home Office—The Home Office of Metropolitan Life Insurance Company, 200 Park Avenue New York, NY 10166, or any other office that We may designate for the purpose of administering this Contract.

Individual Account—An account under which Accumulation Units are credited to a Participant or Beneficiary under the Contract.

Maturity Date/Annuity Commencement Date—The date on which the Annuity Payments are to begin (referred to in the prospectus as Maturity Date).

Net Investment Rate—Assumed investment return during the Annuity Period for a Variable Annuity.

Participant—An individual participating under a group Contract or an eligible person who is a member in the Plan.

Payment Option—An Annuity or income option elected under Your Contract.

Plan—For a group Contract, the Plan or the arrangement used in a retirement Plan or program whereby the Purchase Payments and any gains are intended to qualify under Sections 401, 403 or 457(b) of the Code.

Plan Administrator—The corporation or other entity so specified on the application or purchase order. If none is specified, the Plan Trustee is the Plan Administrator.

Plan Termination—Termination of Your Plan, including partial Plan Termination, as determined by Us.

Plan Trustee—The trustee specified in the Contract specifications.

Premium Tax—The amount of tax, if any, charged by the state or municipality.

Purchase Payments—The premium payment(s) applied to the Contract, less any Premium Taxes (if applicable).

Qualified Contract—A Contract used in a retirement Plan or program that is intended to qualify under Sections 401, 403, or 457(b) of the Code.

Separate Account—A segregated account, the assets of which are invested solely in the Underlying Funds. The assets of the Separate Account are held exclusively for the benefit of participants in the Separate Account. The Separate Account is Metropolitan Life Separate Account E.

Third Party Administrator (“TPA”)—An entity that has separately contracted with the Contract Owner to provide administrative and/or distribution services for the Plan.

Underlying Fund—A portfolio of an open-end management investment company that is registered with the SEC in which the Division invests.

Valuation Date—A day on which the New York Stock Exchange (“NYSE”) is open for business. The value of each Subaccount is determined as of the close of the NYSE on such days.

Valuation Period—The period between the end of one Valuation Date and the end of the next Valuation Date.

Variable Annuity—An Annuity payout option providing for payments varying in amount in accordance with the investment experience of the assets held in the underlying securities of the Separate Account.

Written Request—Written instructions or information sent to Us in a form and content satisfactory to Us and received in Good Order at Our Home Office.

You, Your—In this prospectus, depending on the context, “You” is the owner of the Contract or the Participant or Annuitant for whom money is invested under certain group arrangements. In cases where We are referring to giving instructions or making payments to Us for Qualified Contracts or Contracts used in connection with non-qualified deferred compensation plans or qualified excess benefit arrangements, “You” means the trustee or employer. Under certain group arrangements where the Participant or Annuitant is permitted to choose among Divisions, “You” means the Participant or Annuitant who is giving Us instructions about the Divisions. In connection with a 403(b) Plan Termination, as of the date of the Contract or cash distribution under such Plan Termination, “You” means the Participant who has received such Contract or cash distribution.

Your Account—Accumulation Units credited to You under this Contract.

To learn more about the Contracts, you should read the Prospectus and SAI dated the same date as this Summary Prospectus which are incorporated herein by reference and are legally a part of this Summary Prospectus. It includes additional information about the Contracts and the Separate Account . For a free copy of the Prospectus and SAI, please call 1-800-842-9406..

Reports and other information about the Registrant are available on the Commission’s website at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

Class ID: C000131795